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                                                              EXHIBIT 2



                                    BY-LAWS

                                      OF

                     MERRILL LYNCH RETIREMENT EQUITY FUND
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                     MERRILL LYNCH RETEREMENT EQUITY FUND

                                    BY-LAWS

       These By-Laws are made and adopted pursuant to Section 2.7 of the Declaration of Trust establishing MERRILL LYCNCH RETIREMENT EQUITY EQUTY FUND, dated December 11, 1986, as from time to time amended (hereinafter called the "Declaretion"). All words and terns capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.


                                   ARTICLE I
                             Shareholder Meetings

          Section 1.1. Chairman. The Chairman, if any, shall act as chairman at all meetings of the Sharholders; in his absence the President shall act as chairman; and in the absence of the Chaiman and President, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

          Section 1.2. Proxies; Voting.  Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Article X of the Declaration.
No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is expressly stated in such proxy.
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          Section 1.3. Closing of Transfer Books and Fixing Record, Dates.
For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time close the transfer books ot fix a record date in the manner provided in Section 10.4 of the Declaration. If the Trustees do not prior to any meeting cf Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meettingor the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.,,,


          Secticn 1.4. Inspectors of Election. In advance of any, meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors are to be appionted, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as

                                       2.
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Inspector fails to appear or fails or refuses to act, the vacancy, may be filled by appointment made by the Trustees in advance of, the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising an connection with the right to votes, ballots or consents, tabulate all votes or consents, determine the results, and do, such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all On request of the Chairman, if any, of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

          Section 1.5. Records at Shareholder Meetings. At each, meeting of the Shareholders there shall be open for inspection the minutes of the last previous Shareholder Meeting of the Fund, and a list of the Shareholders of the Fund, certified to be true and correct by the Secretary or other proper agent of the Fund, as of the record date of the meeting or the date of closing of

                                       3.
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transfer books, as the case may be.  Such list of Shareholders shall contain the name of each Shareholder in alphabetical order and the address of and number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of Inspection of the books and records of the Fund as are granted to shareholders of a Massachusetts business corporation.


                                  ARTICLE II
                                   Trustees

          Section 2.1. Annual and Regular Meetings. The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting, on such date as shall be fixed by the Trustees from time to time.
Regular meetings of the Trustees may be held without call or notice at such place or places and times as the Trustees may by resolution provide from time to time.

          Section 2.2. Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Trustees, at such time, on such day, and at such place, as shall be designated in the notice of the meeting.

          Section 2.3. Notice. Notice of a meeting shall be given by mail or by telegram (which term shall include a cablegram; or delivered personally. If notice is given by mail, it shall be

                                       4.
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mailed not later than 48 hours preceding the meeting and if given  by telegram or personally, such telegram shall be sent or delivery made not later than 48 hours preceding the meeting. Notice by telephone shall constitute personal delivery for these purposes. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice cf such meeting, and no notice need be given of action proposed to be taken by unanimous written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

          Section 2.4. Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in his absence the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary.

                                       5.
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                                  ARTICLE III
                                   Officers

          Section 3.1. Officers of the Fund. The officers of the Fund shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice-Presidents; as may be elected by the Trustees. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The Trustees may designate a Vice-President as an Executive Vice-President and may designate the order in which the other Vice-Presidents may act. The Chairman and the President shall be Trustees, but no other officer of the Fund need be a Trustee.

          Section 3.2. Election and Tenure. At the initial organizational meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Fund. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.


          Section 3.3. Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a

                                       6.
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majority of the Trustees.  This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer And delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chirman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.


          Section 3.4. Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees ray determine.

          Section 3.5. Chairman, President, and Vice-Presidents.  The
Chairman, if any, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Fund and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Fund and of its employees and shall exercise such general powers of management as are usually vested in the office of President of

                                       7.
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a corporation.  In the absence of the Chairman, if any, the   President shall
preside at all meetings of the Shareholders and of the Trustees.  The
President shall be, ex-officio, a member of all standing committees, except as otherwise provided in the resolutions or instruments creating any such committees. Subject to direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and
agents of the Fund.   Unless otherwise decided by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trustees, to Attend and to act and to vote, on behalf of the Fund at any meetings of business organizations in which the Fund holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the

                                       8.
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President, each Vice-President shall have the power in the name and an behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

          Section 3.6. Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. He shall be custodian of the seal of the Fund, if any, and he (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Fund which would be sealed by a massachusetts corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Fund. The Secretary shall also perform any other duties commonly incident to such office and a Massachusetts business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.


          Section 3.7. Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Trustees and of the

                                       9.
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President all powers and duties normally incident to his office.  He may endorse for deposit or collection all notes, checks and other instruments payable to the Fund or to its order. He shall deposit all funds of the Fund in such depositories as the Trustees shall designate. He shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Trustees or the President. He shall keep accurate account of the books cf the Fund's transactions which shall be the property of the Fund, and which together with all other property of the Fund in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Fund and shall also be the principal financial officer of the Fund. He shall have such other, duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Fund.


          Section 3.8.    Other Officers and Duties.     The Trustees may
elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Fund. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each

                                      10.
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officer, employee and agent of the Fund shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.

                                  ARTICLE IV

                                 Miscellaneous

          Section 4.1. Custodians. In accordance with Section 7.1 of the Declaration, the funds of the Fund shall be deposited with such custodian or custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser, administrator or manager), as the Trustees may from tine to time authorize.

          Section 4.2. Signatures. All contracts and other instruments shall be executed on behalf cf the Fund by such officer, officers, agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution provide.

          Section 4.3. Seal. The seal of the Fund, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner arid with the sane effect as if done by a Massachusetts business corporation.

                                      11.
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                                   ARTICLE V
                    Share Certificates and Share Transfers,

          Section 5.1. Share Certificates. Each holder of Shares of the Fund shall be entitled ,upon request to have a certificate or certificates, in such form as shall be approved by the Trustees, representing the number of Shares owned by him, provided, however, that certificates for fractional Shares shall not be delivered in any case. The certificates representing Shares shall be signed by or in the name of the Fund by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Fund. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Fund with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

          Section 5.2. Transfer Agents, Registrars and the Like. As provided in Section 6.6 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Fund as the Trustees shall deem necessary or desirable and may require all certificates for Shares to bear the signature or signatures of

                                      12.
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any of them. in addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them. by the Trustees.

          Section 5.3. Transfer of Shares. The Shares of the Fund shall be transferable on the books of the Fund only upon delivery to the Trustees or a transfer agent of the Fund of proper documentation as provided in
Section 6.7 of the Declaration, and on surrender of the certificate or certificates, if issued, for such Shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The Fund, or its transfer agents shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

          Section 5.4. Registered Shareholders. The Fund may deem and treat the holder of record of any Share as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

          Section 5.5. Regulations. The Trustees ray make such additional rules and regulations, not inconsistent with these as it may deem expedient concerning the issue, transfer and registration of certificates for Shares of the Fund.

                                      13.
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          Section 5.6. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing Shares of the Fund shall immediately notify the Fund of any loss, destruction or mutilation of such certificate, and the Fund may issue a now certificate in the place of any certificate theretofore issued by it which the owner thereof shall all to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in the discretion, require such owner or his legal representatives to give the Fund a bond in such sum, limited or unlimited, and in such form, and with such surety or sureties, as the Trustees in their absolute discretion shall determine, to indemnify the Fund against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Trustees in their absolute discretion, may refuse to issue any such new certificates, except pursuant to legal proceedings under the laws of the Commonwealth of Massachusetts.,

                                  ARTICLE VI
                             Amendment of By-Laws

          Section 6.1. Amendment and Repeal of By-Laws.  in accordance with
Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the

                                      14.
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By-Laws shall be taken by an affirmiative vote of a majority of the Trustees.
The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in Favor of the related provisions in the Declaration.

      The Declaration establishing Merrill Lynch Retirement Equity Fund, a copy of which, together with all amendments thereto, is on file in the office of the Secretatry of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Retirement Equity Fund" refers to the Trustees under the declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Retirement Equity Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Merrill Lynch Retirement Equity Fund but the "Trust Property" only shall be liable.

                                      15.
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                     MERRILL LYNCH RETIREMENT EQUITY FUND

       The undersigned, constituting a majority of the Trustee of Merrill Lynch Reatirement Equity Fund (the "Trust"), a Massachusetts business trust, hereby certify that the Trustees of the Trust have duly adopted the following amendment, as approved by the solo shareholder of the Trust, to the Declaration of Trust, of the Trust, dated the 11th day of December 1986 (the "Declaration").

 VOTED: Article of the Declaration be, and it hereby is, amended in its entirely to read as follows:


                                  ARTICLE VI
                         Shares of Beneficial Interest

          6.1 Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, par value $0.10 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees, in their discretion without a vote of the Shareholders, may divide the shares of beneficial interest into classes. In such event, each class shall represent interests in the Trust Property and have identical voting, dividend, liquidation and other rights and the same terms and conditions except that expenses related to the distribution of the shares of a class may be borne solely by such class (as shall be determined by the Trustees) and, as provided in Section 10.1, a class may have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class. The bearing of expenses solely by a class of Shares shall be appropriately reflected (in the manner or determined by the Trustees) in the not asset value, dividends and liquidation rights of the Shares of such class. The division of the Shares into classes and the terms and conditions pursuant to which the Shares of the classes will be issued zust be made in compliance with the 1940 Act. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a splitof Shares, shall be fully paid and nonassessable.

          6.2 Rights of Shareholders. The ownership of the Trust Property of every description of the right to conduct any business herainbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein.

other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except for rights of appraisal specified in Section 11.4).,

          6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficial betnefit the Trustees and each Share holder from time to time. It is not the intention of the Trustees to create a general Partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.,


          6.4 Issuance of Shares. The Trustees, in their discretion, may from time to time without a vote of the Shareholders issue Shares, in addition to the then issued and outstanding Shares and Shares hold in the treasury, to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquiree other assets (including the acquisition of assets subject to, and in connection with
the assumption of, liabilities) and businesses.   In connection with any
issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/1,000ths of a Share or multiples thereof.

          6.5 Register of Shares. A register shall be kept at the Trust or a transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares hold by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

          6.6 Transfer Agent and Registar. The Trustee shall have power to employ a transfer agent or transfer agents, and a registrar or registrars. The transfer agent or transfar agents may keep the said register and record therein the original issues and transfers, if any, of the said Shares. Any such transfer agent and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.,

          6.7 Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonalbly be required. Upon such delivery the transfor shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

          Any person becoming entitled to any Shares in Consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be doomed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

          6.8 Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded an the register of the Trust.

          IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees, have signed this certificate in duplicate original counterparts and have caused duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust as of the 20th day of March, 1987.

                                    /s/ Andre F. Perold
-------------------------           -------------------------------
Arthur Zeikel                       Andre F. Perold
279 Watchtlng Road                  174 Allen Avenue
Westfield, New Jeresy 07090         Waban, Massachusetts 02168



/s/ Kenneth S. Axelson              /s/ Robert F. Vandell
-------------------------           -------------------------------
Kenneth S. Axelson                  Robert F. Vandell
Indian Point Farm                   Arlington Boulevard
R.R #3                              Box 6550
Box 307                             Charlottesville, Virginia
Waldoboro, Maine 22906


/s/ Vincent R. McLean
-------------------------
Vincent R. McLean
702 Shackamaxon Drive
Westfield, New Jersey 07090